Exhibit 21

Power-One, Inc.—List of Subsidiaries

NAMED ENTITY	JURISDICTION/COUNTRY
•Power-One Energy Solutions Pty Ltd.	Australia
•Power-One BVBA	Belgium
•Power-One Limited	Cayman Islands
•Power-One Co. Ltd.	China
•Magnetek Electronics (Shenzhen) Co. Ltd. (pending name change to Power-One Asia Pacific Electronics (Shenzhen) Co. Ltd.)	China
•Power-One I/S	Denmark
•Power-One Denmark ApS	Denmark
•Power-One OY	Finland
•Power-One S.A.	France
•Power-One GmbH	Germany
•Power-One Germany Holdings GmbH	Germany
•Power-One Limited	Great Britain
•Power-One Ltd.	Hong Kong
•Magnetek Kft (pending name change to Power-One Hungary Holdings Electronic Equipment Manufacturing and Trading Limited Liability Company Kft)	Hungary
•Power-One Ireland Ltd.	Ireland
•Power-One Italy Holdings S.p.A.	Italy
•Power-One Italy S.p.A.	Italy
•Power-One Energy Solutions SDN BHD	Malaysia
•Power-One B.V.	Netherlands
•Power-One Norge AS	Norway
•Power-One AS	Norway
•Power-One Limited Liability Company	Russia
•Power-One Pte. Ltd.	Singapore
•Power-One s.r.o.	Slovakia
•Power-One Power Solutions AB	Sweden
•Power-One AG	Switzerland
•Melcher Holding, Inc.	USA
•Melcher, Inc.	USA
•HC Power, Inc.	USA
•P-O Delaware Corp.	USA
•P-O Nevada Corp.	USA
•PAI Capital LLC	USA